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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-49297, 333-51795, 333-43572, 333-41964,
333-69301, 333-63627, 333-61369, 333-88399, 333-80829, and 333-54024) and Form
S-3 (File No. 333-51897) of Networks Associates, Inc. of our reports dated January 24, 2001, except as to Note 3, which is as of May 17, 2002, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K/A.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
San Jose, California
June 26, 2002